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                                                                 EXHIBIT (h)(20)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This assignment and assumption agreement (the "Assignment and Assumption") is dated as of January 1, 2001, by and among PFPC Inc. ("PFPC"), The Northern Trust Company ("Northern"), Northern Funds (the "Fund") and Northern Trust Investments, Inc. ("NTI").

                                    RECITALS

            WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

            WHEREAS, PFPC, Northern and the Fund entered into a Co-Administration Agreement dated July 31, 2000, as amended (the "Agreement") which appointed PFPC and Northern as Co-Administrators with respect to each investment portfolio listed in Schedule A of the Agreement (collectively the "Portfolios");

            WHEREAS, as provided in Paragraph 3 below, NTI will become a Co-Administrator for the Fund and Northern will cease being a Co-Administrator for the Fund; and

            WHEREAS, Northern wishes to assign to NTI, and NTI wishes to accept and assume, all of Northern's rights and obligations under the Agreement; and

            WHEREAS, PFPC and the Fund wish to consent to such assignment and assumption.

            NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

            1. ASSIGNMENT BY NORTHERN. Northern hereby assigns all of its rights and obligations under the Agreement to NTI, and NTI hereby accepts such assignment. PFPC and the Fund hereby consent to such assignment. After the date of this Assignment and Assumption, all references to The Northern Trust Company in the Agreement shall be deemed to refer to NTI.

            2. ASSUMPTION BY NTI. NTI hereby assumes all the rights and obligations of Northern under the Agreement, and Northern hereby accepts such assumption. PFPC and the Fund hereby consent to such assumption. After the date of this Assignment and Assumption, all references to The Northern Trust Company in the Agreement shall be deemed to refer to NTI.

            3. REPRESENTATIONS. Northern hereby represents that (a) the management personnel of Northern responsible for providing administrative services to the Portfolios under the Agreement are employees of NTI where they will continue to provide such services for the Portfolios, and (b) both Northern and NTI remain wholly-owned direct or indirect subsidiaries of The Northern Trust Corporation. Consequently, Northern believes that the proposed assignment and assumption does not involve a change in actual control or actual management with respect to the Co-Administrator or the Portfolios.

            4. EFFECTIVE DATE. This Assignment and Assumption shall become effective as of the date first stated above.


                                      -40-
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            5.    RATIFICATION AND CONFIRMATION OF THE AGREEMENT. The parties hereby confirm and ratify the terms of the Agreement.

            6. COUNTERPARTS. This Assignment and Assumption may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

            7. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, indemnification obligations and conditions of the Agreement shall remain unamended and shall continue in full force and effect.

        IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first written above.


THE NORTHERN TRUST COMPANY                    NORTHERN TRUST INVESTMENTS, INC.

By:     /s/ William H. Belden, III            By:     /s/ Lloyd A. Wennlund
        --------------------------------              ------------------------


Name:   William H. Belden, III                Name:   Lloyd A. Wennlund
        --------------------------------              ------------------------

Title:  Vice President                        Title:  Senior Vice President
        --------------------------------              ------------------------


NORTHERN FUNDS                                PFPC INC.

By:     /s/ Eric Schweitzer                   By:     /s/ Stephen M. Wynne
        --------------------------------              ------------------------

Name:   Eric Schweitzer                       Name:   Stephen M. Wynne
        --------------------------------              ------------------------

Title:  Vice President                        Title:  Executive Vice President
        --------------------------------              ------------------------


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